SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 11, 1998
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                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                        0-19363                       13-3221852
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(State or Other                   (Commission                   (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


110 East 59th Street, New York, New York                            10022
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's Telephone Number, including area code (212)906-8480
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         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On December 11, 1998, Cellular Communications International, Inc. (the "Company"), Olivetti S.p.A. and Mannesmann AG announced that they have signed a definitive merger agreement for Olivetti and Mannesmann to acquire through a newly formed entity (Kensington Acquisition Sub, Inc.) all the outstanding common stock of the Company.

     Under the agreement, Olivetti and Mannesmann will commence, on or before December 18, 1998, a US$65.75 per share cash tender offer for all the outstanding shares of common stock of the Company. Following the consummation of the tender offer, Olivetti and Mannesmann will acquire through a merger all shares not purchased in the tender offer at the same price. This would result in an aggregate equity purchase price on a fully diluted basis of approximately US$1.4 billion.

     The Board of Directors of each of the companies has approved the tender offer and the related transactions. Goldman, Sachs & Co. advised Olivetti and Mannesmann on the transaction. The Company's Board has determined that the terms of the tender offer and merger are fair to, and in the best interests of, the Company and its stockholders, and has recommended that all stockholders accept the offer. The Board of Directors of the Company has received an opinion from its financial advisor, Wasserstein Perella & Co., Inc. to the effect that the consideration proposed to be paid in the transaction is fair to the Company's stockholders from a financial point of view.

     The tender offer will be conditioned upon, among other things, the tender of a number of shares which represents a majority of the outstanding shares of common stock on a fully diluted basis. The tender offer will not be subject to a financing contingency.

Item 7. Financial Statements and Exhibits.

     Exhibits

     99.1     Press Release issued December 11, 1998.

     99.2 Agreement and Plan of Merger, dated as of December 11, 1998 between the Company and Kensington Acquisition Sub, Inc.

     99.3 Stock Option Agreement, dated as of December 11, 1998 between Kensington Acquisition Sub, Inc. and the Company

     99.4 Stockholders Agreement, dated as of December 11, 1998 between Kensington Acquisition Sub, Inc. and the Company

     99.5 Guarantee, dated as of December 11, 1998 between Kensington Acquisition Sub, Inc. and the Company

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
                                                   (Registrant)



                                    By: \s\ Richard J. Lubasch
                                    -------------------------------------------
                                    Name:   Richard J. Lubasch
                                    Title:  Senior Vice President, Treasurer,
                                              Secretary and General Counsel


Dated: December 14, 1998

                                  EXHIBIT INDEX



Exhibit                                                                    Page
-------                                                                    ----

 99.1     Press Release issued December 11, 1998.

 99.2 Agreement and Plan of Merger, dated as of December 11, 1998 between the Company and Kensington Acquisition Sub, Inc.

 99.3 Stock Option Agreement, dated as of December 11, 1998 between Kensington Acquisition Sub, Inc. and the Company

 99.4 Stockholders Agreement, dated as of December 11, 1998 between Kensington Acquisition Sub, Inc. and the Company

 99.5 Guarantee, dated as of December 11, 1998 between Kensington Acquisition Sub, Inc. and the Company